SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                            Factory Card Outlet Corp.
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1)(2)  or Item
     22(a)(2) of Schedule 14A. [] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:


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      2) Aggregate number of securities to which transaction applies:


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      3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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      4) Proposed maximum aggregate value of transaction:


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      5) Total fee paid:


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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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


     2)   Form, Schedule or Registration Statement No.:


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     3)   Filing Party:


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     4)   Date Filed:


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


                            FACTORY CARD OUTLET CORP.
                               745 Birginal Drive
                           Bensenville, Illinois 60106


To Our Stockholders:

     You are invited to attend the 1997 Annual Meeting of Stockholders of Factory Card Outlet Corp. to be held at the Hyatt Regency O'Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois, on Friday, November 14, 1997 at 10:00 a.m. local time. We are pleased to enclose the notice of our annual stockholders meeting, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy. Our Annual Report, including financial statements for fiscal year 1997, is also enclosed herewith.

     Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you plan to attend the meeting, please so indicate by marking the box on the Proxy. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

     If you have any questions or need assistance in how to vote your shares, please call Investor Relations at (630) 238-0010. Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

                                                 Sincerely,


                                                 Stewart M. Kasen
                                                 Chairman of the Board


October 13, 1997

                            FACTORY CARD OUTLET CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders of Factory Card Outlet Corp., a Delaware corporation (the "Company"), will be held on Friday, November 14, 1997 at 10:00 a.m. local time, at the Hyatt Regency O'Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois, for the following purposes:

     1. To elect nine directors to the Board of Directors who shall serve until the 1998 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2. To consider and vote on the approval of an amendment to the Company's Restated Certificate of Incorporation to: (i) decrease the authorized number of shares of Common Stock and Preferred Stock in order to reduce the franchise tax currently assessed on the Company by the State of Delaware; and (ii) reference provisions in the Company's Restated By-Laws governing stockholder nominations and other proposals;

     3. To consider and vote on the approval of the 1997 Outside Director Stock Option Plan;

     4. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the 1998 fiscal year; and

     5. To transact such other business that is properly brought before the meeting.

     Only holders of Common Stock of record on the books of the Company at the close of business on September 29, 1997 will be entitled to vote at the Annual Meeting.

     The  foregoing   items  of  business  are  more  fully   described  in  the
accompanying Proxy Statement.

     Your vote is important. All stockholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. If you plan to attend the Annual Meeting, please so indicate by marking the box on the Proxy. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a Proxy.

                                        By Order of the Board of Directors


                                        Carol A. Travis
                                        Secretary

Bensenville, Illinois
October 13, 1997

                 THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON
                BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY,
                 CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            FACTOR CARD OUTLET CORP.
                               745 Birginal Drive
                           Bensenville, Illinois 60106



                                 PROXY STATEMENT

     Proxies in the accompanying form are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders on Friday, November 14, 1997, or at any adjournment thereof. The Annual Meeting will be held at the Hyatt Regency O'Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois, at 10:00 a.m. local time. The Proxy Statement and the form of Proxy are being mailed to stockholders commencing on or about October 13, 1997. The Company's telephone number is (630) 238-0010.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

     Any stockholder who executes and returns a Proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

Record Date

     Stockholders of record at the close of business on September 29, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,247,892 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding.

Voting and Solicitation

     Under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Restated Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of the amendment to the Company's Restated Certificate of Incorporation, (iii) FOR approval of the 1997 Outside Director Stock Option Plan and (iv) FOR ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal 1998.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telecopier.

Deadline for Receipt of Stockholder Proposals for 1998 Annual Meeting

     The Company has announced a change in its fiscal year to the 52-week fiscal year ending on the Saturday closest to January 31 of each year from the 52-week fiscal year ending on the Saturday closest to June 30 of each year. As a result of this change, the Company expects to hold its 1998 Annual Meeting of Stockholders in June, 1998.

     Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than May 1, 1998, and otherwise be in compliance with the Company's Restated Certificate of Incorporation and Restated By-Laws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.


           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Beneficial Ownership of Common Stock

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 27, 1997 by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the Directors and the chief executive officer and other executive officers of the Company whose total annual compensation for the 1997 fiscal year exceeded $100,000, and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names. For purposes of the following table, each person's "beneficial ownership" of the Company's Common Stock has been determined in accordance with the rules of the Securities and Exchange Commission ("SEC").

             Name of Beneficial Holder                 Number       Percentage
             -------------------------                of Shares       of Shares
                                                    Beneficially    Beneficially
                                                       Owned           Owned
                                                       -----           -----
Garlen Investments Limited(1)....................     1,131,708       14.7%
   c/o Jarir Investments
   Post Office Box 3196
   Riyadh 11471
   Saudi Arabia
Allstate Insurance Company(2)....................       873,356       11.3%
   3075 Sanders Road
   Allstate Plaza
   Northbrook, IL  60062


Stewart M. Kasen(3)..............................        22,580          *
Charles R. Cumello(4)............................        81,050        1.1%
J. Bayard Kelly(5)...............................       184,124        2.4%
Michael I. Barach ...............................        21,013          *
Robert C. Blattberg(3)...........................        20,080          *
Bart A. Brown, Jr.(3)............................        20,080          *
Richard A. Doppelt(3)............................        20,080          *
William E. Freeman(7)............................       207,603        2.7%
James L. Nouss, Jr.(3)...........................        20,080          *
Glen J. Franchi(8)...............................        51,530          *
Martin J. Merksamer(9)...........................        16,099          *
Thomas W. Stoltz(10).............................         8,443          *
Leonard F. Rucker(11)............................         6,827          *
All directors and executive officers                    764,867        9.9%
   as a group (19 persons)(12)...................

----------

     *    Less than 1%.

     (1) Garlen Investments Limited is beneficially owned by Mandataria Fiduciary Limited, as trustee of a trust for the benefit of Muhammad Abdul Rahman Al-Agil, Nasser Abdul Rahman Al-Agil, Abdullah Abdul Rahman Al-Agil, Abdulkarim Abdul Rahman Al-Agil and Abdulsalam Abdul Rahman Al-Agil.

     (2) Allstate Insurance Company is the beneficial owner of 873,356 shares of the Common Stock which are held by the following owners of record:
          Allstate Insurance Company - 560,552,  Allstate Life Insurance Company
          - 225,498, Continental Trust Company as Trustee for the Allstate Retirement Plan - 49,878 and Continental Trust Company as Trustee for the Agents Pension Plan - 37,428.

     (3) Includes options to purchase 20,080 shares which are exercisable within 60 days of September 27, 1997.

     (4) Includes options to purchase 70,280 shares which are exercisable within 60 days of September 27, 1997.

     (5) Includes options to purchase 54,015 shares which are exercisable within 60 days of September 27, 1997. All of the Common Stock and options to purchase Common Stock are held in the Revocable Living Trust for J. Bayard Kelly, of which Mr. Kelly is the beneficial owner.

     (7) Includes options to purchase 100,400 shares which are exercisable within 60 days of September 27, 1997.

     (8) Includes options to purchase 49,999 shares which are exercisable within 60 days of September 27, 1997.

     (9) Includes options to purchase 10,040 shares which are exercisable within 60 days of September 27, 1997.

     (10) Includes options to purchase 7,530 shares which are exercisable within 60 days of September 27, 1997.

     (11) Includes options to purchase 5,020 shares which are exercisable within 60 days of September 27, 1997.

     (12) Includes options to purchase 476,296 shares which are exercisable within 60 days of September 27, 1997.

Section 16 Reporting

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners during or with respect to the year ended June 28, 1997 were met, except that reports to reflect a purchase of Common Stock by Mr. Freeman were inadvertently filed late.

                            1. ELECTION OF DIRECTORS
Nominees

     The Company's Restated By-Laws currently provide for nine directors, and it is contemplated that a Board of nine directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nine nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. The names of the nine nominees, their ages, the respective years in which each first became a director of the Company, and their respective principal occupations during the past five years are as follows:

Name of Nominee              Age        Position with the Company             Director Since
---------------              ---        -------------------------             --------------
Stewart M. Kasen              58        Chairman of the Board of Directors         1996

Charles R. Cumello            52        President, CEO and Director                1995

J. Bayard Kelly               65        Director                                   1989

Michael I. Barach             39        Director                                   1994

Dr. Robert C. Blattberg       54        Director                                   1993

Bart A. Brown, Jr.            65        Director                                   1996

Richard A. Doppelt            42        Director                                   1994

William E. Freeman            55        Director                                   1989

James L. Nouss, Jr.           43        Director                                   1996


     Mr. Kasen has been Chairman of the Board of Directors of the Company since April 1997 and became a Director in September 1996. From 1989 to May 1996, Mr. Kasen was an officer of Best Products Co., a chain of catalog showrooms, serving as its Chairman, President and Chief Executive Officer from 1991 to 1996, and its President and Chief Operating Officer from 1989 to 1991. Mr. Kasen assisted Best Products through a petition in bankruptcy under Chapter 11 which was filed in January 1991. Best Products' plan of reorganization was confirmed in June 1994, and it filed a petition for bankruptcy under Chapter 11 again on September 24, 1996. Mr. Kasen also serves as a director of Markel Corporation, O'Sullivan Industries Holdings Inc., K2 Inc., and The Bibb Company. The Bibb Company filed a petition in bankruptcy under Chapter 11 in July 1996. Mr. Kasen is a member of the Executive Committee and the Compensation Committee.

     Mr. Cumello has been President and Chief Executive Officer of the Company since April 1997, and President of the Company since October 1995. He has been a Director of the Company since May 1995. From April 1995 to October 1995, Mr. Cumello was the Chief Operating Officer of the Company's operating subsidiary. Prior to joining the Company, from 1991 to 1994, Mr. Cumello was President and Chief Executive Officer of Waldenbooks, a division of Kmart Corporation; and from 1986 to 1991, he was President of Reader's Market, a division of Waldenbooks. From 1980 to 1986, Mr. Cumello served as Executive Vice President and Chief Financial Officer of Waldenbooks. Mr. Cumello is a member of the Executive Committee.

     Mr. Kelly has been a Director since 1989. Since October 1995, Mr. Kelly has served as a merchandise consultant to the Company's operating subsidiary. Mr. Kelly was the founder of the Company's operating subsidiary and its President from 1989 to 1995. Prior to that, from 1985 to 1989, Mr. Kelly was Chief Executive Officer and President of Gallant Greetings, a creator and publisher of greeting cards and a subsidiary of Viking Enterprises, Inc.

     Mr. Barach has been a Director since July 1994. Since October 1990, Mr. Barach has been a general partner of Deer III & Co. LLC, the general partner of Bessemer Venture Partners III L.P. Prior to that, from January 1988 to October 1990, he was President and co-founder of Cartoon Corner Corporation and, from January 1985 to October 1987, he was Vice President, Merchandising of Scandinavian Design. Mr. Barach is a member of the Audit Committee.

     Dr. Blattberg has been a Director since December 1993. Since September 1991, Dr. Blattberg has been a Polk Brothers Distinguished Professor of Retailing and Director of The Center for Retail Management at the J. L. Kellogg Graduate School of Northwestern University. Dr. Blattberg is also a director of First Tennessee National Bank, and is a partner in Blattberg, Chaney and Associates, a consulting firm that provides services to several leading retailers primarily in the supermarket and retail drug store industries. Dr. Blattberg is a member of the Audit Committee and the Governance Committee.

     Mr. Bart Brown has been a Director since May 1996. He is currently President and Chief Executive Officer of Main Street and Main, Incorporated. From June 1994 to October 1996, he was Chairman of the Board of Spreckels Industries, Inc., a manufacturing and processing company, serving as its Chief Executive Officer from June 1994 to May 1995. From August 1995 to April 1996, he was Chairman of the Board and Chief Executive Officer to Color Tile, Inc., a retailer of specialty flooring and wall covering. Mr. Brown led Color Tile, Inc. through a petition for bankruptcy under Chapter 11, the plan for which was filed in January 1996. From June 1990 to August 1995, we was Chairman of the Board of the Circle K Corporation, an operator of convenience stores. Serving as its Chief Executive Officer from June 1991 through July 1993, Mr. Brown successfully led The Circle K Corporation through a restructuring under Chapter 11, the plan for which was confirmed in 1993. Mr. Brown is also a director of Edison Brothers Stores, Inc. and First City Financial Corp. Mr. Brown is a member of the Executive Committee and the Audit Committee.

     Mr. Doppelt has been a Director since July 1994. Mr. Doppelt has been a member of Allstate Private Equity, a division of Allstate Insurance Company ("Allstate"), since 1987 and is currently a director of the group. Prior to joining Allstate, Mr. Doppelt was a corporate attorney associated with the law firm of Morrison & Foerster. Mr. Doppelt is a director of Sunrise Assisted Living, a company providing assisted living services to the elderly, as well as several privately held companies. Mr. Doppelt is a member of the Compensation Committee.

     Mr. Freeman has been a director of the Company since forming the investor group that acquired it in July 1989 and was Chairman of the Board of Directors of the Company from April 1994 to April 1997. From May 1994 to October 1995, Mr. Freeman was Chief Executive Officer of the Company's operating subsidiary, and from May 1994 to September 1996, he was Chief Executive Officer of the Company. From 1989 to 1994, Mr. Freeman was President of the Company. Since 1989, Mr. Freeman has also performed various management consulting assignments, primarily involving the marketing and distribution of consumer products. Mr. Freeman is a member of the Compensation Committee.

     Mr. Nouss became a Director in September 1996. For the past five years, Mr. Nouss has been partner at the law firm of Bryan Cave LLP. Mr. Nouss is a member of the Audit Committee and the Governance Committee.

Required Vote

     If a quorum is present at the Annual Meeting, the nine directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board of Directors Meetings and Committees

     The Board of Directors of the Company held eight meetings during fiscal 1997. The Board of Directors has four standing committees: Executive, Audit, Compensation and Governance. The Committees received their authority and assignments from the Board of Directors and report to the Board of Directors. Committee members are elected by the Board shortly following each annual meeting of stockholders. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served during fiscal 1997.

     Directors who presently serve on the Executive Committee are Messrs. Kasen, Cumello and Brown. The Executive Committee met four times during fiscal 1997. The Executive Committee reviews and provides recommendations concerning strategic planning, acquisitions, financing and stockholder relations.

     Directors who presently serve on the Audit Committee are Messrs. Blattberg, Barach, Brown and Nouss. The Audit Committee met two times during fiscal 1997. The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also makes recommendations to the Board of Directors on the engagement of the Company's independent accountants as well as other matters which may come before the Committee or at the direction of the Board of Directors.

     Directors who presently serve on the Compensation Committee are Messrs. Kasen, Freeman and Doppelt. The Compensation Committee met two times during fiscal 1997. The Compensation Committee provides recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company and administers the 1989 Stock Option Plan and the 1996 Employee Stock Purchase Plan.

     Directors who presently serve on the Governance Committee are Messrs. Blattberg and Nouss. The Governance Committee was formed on January 17, 1997 and met one time during fiscal 1997. The Governance Committee provides oversight of corporate legal, ethical and social conduct and monitors corporate policies.

Director Compensation

     Directors who are not officers, employees or consultants of the Company receive $500 cash compensation for each Board of Directors meeting at which they are present. In addition, all such directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

     If the 1997 Non-Employee Director Stock Option Plan is approved, see "2. PROPOSAL TO APPROVE THE 1997 OUTSIDE DIRECTOR STOCK OPTION PLAN" appearing later in this Proxy Statement, the cash compensation to outside directors would be terminated and the compensation to outside directors would thereafter have a value based upon the market price of the shares of Common Stock.

Executive Compensation

     Summary Compensation Table. The following table sets forth the compensation earned by the Company's Chief Executive Officer, each of the other four most highly compensated officers of the Company and its operating subsidiary and one other person who was an executive officer during a portion of the year
(collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the 1997 and 1996 fiscal years:

                                                                    Annual Compensation
                                                                    -------------------
                                                                                                       Long-Term
                                                                                                         Comp.
                                                                                                         Awards
                                                                                                       Securities
                                                                                                       Underlying
                                                                                                       Option/SARs
                                                                                                         (#)(2)
                                                                                                         ------
Name and Principal Position                                  Year         Salary       Bonus(1)(2)                     All Other
---------------------------                                  ----         ------       -----------                   Compensation
                                                                                                                          (3)
                                                                                                                     ------------
Charles R. Cumello .....................................     1997        $294,712           --            50,000        $ 70,275
  President and Chief Executive Officer ................     1996        $220,200       $ 28,000            --          $ 76,969
William E. Freeman .....................................     1997            --             --              --          $ 20,000 (5)
  Former Chief Executive Officer(4) ....................     1996            --             --            80,320        $ 24,000 (5)
Glen J. Franchi ........................................     1997        $170,193           --             7,500        $  2,934
  Executive Vice President and Treasurer ...............     1996        $148,462       $  8,000          20,800        $  5,604
Martin J. Merksamer(6) .................................     1997        $175,000           --          $ 27,045
  Vice President, General Merchandise ..................     1996        $ 35,481           --            40,160            --
  Manager
Thomas W. Stoltz(7) ....................................     1997        $128,270           --            35,120        $ 52,392
  Vice President, Finance ..............................     1996            --             --              --
Leonard F. Rucker(8) ...................................     1997        $138,462           --            25,080        $115,096
  Vice President, Store Operations .....................     1996            --             --              --              --

----------

(1)  The  amounts  shown  in the  bonus  column  represent  payments  under  the
     Company's   Management   Incentive   Plan   described   under  the  caption
     "Compensation Committee Report."

(2) Bonuses are paid and stock options are generally granted after the end of each fiscal year based on performance during such year. Accordingly, bonus payments and option grants are reported in this table for the year to which they relate, instead of the year in which they are paid or granted.

(3) Except as otherwise noted, "All Other Compensation" consists of life insurance and payments to the executive's account pursuant to the Company's Savings Plan, when applicable. Also includes with respect to Messrs. Cumello, Stoltz and Rucker, reimbursement of relocation expenses of $65,712, $52,288, and $113,999 respectively. In addition, reimbursement of relocation expenses for Mr. Cumello totaled approximately $70,000 in fiscal 1996.

(4) Mr. Freeman served as Chief Executive Officer of the Company until September 1996 and Chairman of the Board until April 1997.

(5) Represents compensation for services rendered as a director and the Chairman of the Board of Directors of the Company. Mr. Freeman received no compensation for services rendered in his capacity as Chief Executive Officer.

(6)  Mr. Merksamer joined the Company in May, 1996.

(7)  Mr. Stoltz joined the Company in August, 1996.

(8)  Mr.  Rucker  joined the Company in July,  1996,  and resigned in September,
     1997.

Option Grants, Exercises And Holdings

     Fiscal  1997  Option  Grants.   The  following  table  sets  forth  certain
information regarding options granted to the Named Executive Officers during the 1997 fiscal year.

                      Option Grants in Current Fiscal Year

                                                          Individual Grants
                                                          -----------------                           Potential Realizable
                                                                                                       Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                     Price Appreciation for
                                                                                                          Option Term
                                                                                                          -----------
                                                                                                      5%($)(2)        10%($)(2)
                                                                                                      --------        ---------
                                        Number of     Percentage of     Exercise    Expiration
                                        Securities        Total           Price        Date
                                        Underlying    Options Granted   ($/share)   ----------
                                         Options     to Employees in    --------
                                         Granted       Fiscal Year
                                         (#)(1)      ---------------
                                        ---------
Charles R. Cumello .................        --                --             --          --               --               --
William E. Freeman .................      40,160             9.3%       $   2.49      7/12/06         $115,876         $243,745
                                          40,160             9.3%           2.49      8/03/06          115,876          243,745
Glen J. Franchi ....................      20,080             4.6%           2.49      7/12/06           57,938          121,873
Martin J. Merksamer ................      40,160             9.3%           2.49      7/12/06          115,876          243,745
Thomas W. Stoltz ...................      30,120             7.0%           2.49      8/05/06           86,907          182,809
Leonard F. Rucker ..................      20,080             4.6%           2.49      7/22/06           57,938          121,873

----------

(1) All options are incentive stock options, expire 10 years from the date of grant and vest at the rate of 25% per year beginning one year from grant date. Does not include options granted in July 1997 relating to fiscal 1997 and reported in the Summary Compensation Table as compensation earned in fiscal 1997. See Note 2 to the Summary Compensation Table.

(2) The potential realizable value portion of the foregoing table illustrates the gain that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the option. The fair value of the Common Stock at the date of grant of these options was determined to be $3.30 per share. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

     Fiscal 1997 Option Exercises And Holdings. The following table sets forth certain information regarding options held at June 28, 1997. No options were exercised during fiscal 1997 by the Named Executive Officers.

Aggregate  Options  Exercised  In Last  Fiscal Year And Fiscal  Year-End  Option Values

                                                     Number of Securities
                                                          Underlying                             Value of Unexercised
                                                     Unexercised Options at                    In-The-Money Options at
                                                      Fiscal Year-End(#)(1)                    Fiscal Year-End($)(1)(2)
                                                      ---------------------                    ------------------------
Name                                             Exercisable            Unexercisable        Exercisable         Unexercisable
----                                             -----------            -------------        -----------         -------------
Charles R. Cumello ..........................       70,280                  70,280             $229,113             $229,113
William E. Freeman ..........................       40,160(3)               80,320              206,021              261,843
Glen J. Franchi .............................       44,979                  27,309              104,737               78,553
Martin J. Merksamer .........................       10,040                  30,120               32,730               98,191
Thomas W. Stoltz ............................         --                    30,120                 --                 98,191
Leonard F. Rucker ...........................         --                    20,080                 --                 65,461

----------

(1) Does not include options granted in July of 1997 relating to fiscal 1997 and reported in the Summary Compensation Table as compensation earned in fiscal 1997. See Note to Summary Compensation Table.

(2) Represents the difference between the per share exercise price and the closing price of the Common Stock on June 27, 1997 ($5.75).

(3) Members of Mr. Freeman's family also hold options to purchase an additional 20,080 shares of Common Stock, of which Mr. Freeman disclaims beneficial ownership.

Employee Benefit Programs

     The Company believes that fostering an ownership culture encourages superior performance by the Company's management and key store employees. To that end, the Company has adopted a program to provide to officers, employees, consultants, sponsors and directors of the Company equity incentives that are designed to create such an ownership culture and to encourage these officers, employees and directors to remain with Company. The components of such program are as follows:

     1996 Employee Stock Purchase Plan. The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the Company's stockholders on November 15, 1996. The Purchase Plan has a term of ten years and is administered by the Compensation Committee of the Board of Directors. Not more than 1,000,000 shares of Common Stock shall be made available for purchase under the Purchase Plan. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and is designed to be implemented through consecutive calendar quarter offering periods during its term. Under the Purchase Plan, any employee who is employed by the Company for at least 20 hours per week and more than five months in any calendar year, and who has worked for the Company for at least 1,000 hours as of the first day of the offering period, is eligible to participate in the Purchase Plan; however, such 1,000 hour requirement does not apply to any employee employed on the date of the Company's initial public offering in December 1996. An eligible employee may purchase shares of Common Stock from the Company through payroll deductions of up to 10% of compensation (including all base straight time, gross earnings, overtime and shift premiums, sales
commissions,   incentive   compensation   and  bonuses,   but  excluding   other
compensation) at a price per share equal to 90% of the fair market value (as defined in the Purchase Plan) of the Common Stock as of the last day of any offering period. For each employee, the aggregate total of all payroll deductions accumulated under the Purchase Plan during any offering period may not exceed $5,500. Each offering period begins on the first trading day after the end of the preceding offering period and continues until the last trading day of that fiscal quarter. An eligible employee may withdraw from the Purchase Plan by providing written notice of the withdrawal to the Company. Upon written notice of withdrawal, or whenever an employee ceases to meet the eligibility requirements for the Purchase Plan, the employee's credited payroll deductions and other payments that have not been used to exercise options under the Purchase Plan will be paid to the employee at the end of the offering period. An employee's withdrawal from the Purchase Plan will not affect the employee's eligibility to participate in the Purchase Plan in subsequent offering periods. The Purchase Plan may be amended or terminated by the Board of Directors, provided that approval of stockholders will be obtained to the extent that applicable law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Code) so requires.

     1989 Stock Option Plan. The Company's 1989 Stock Option Plan (the "1989 Option Plan") was adopted by the Board of Directors and approved by the Company's stockholders on July 7, 1989 and has been amended from time to time solely to reserve additional shares for future awards. At September 27, 1997, a total of 19,056 shares of Common Stock were reserved for future issuance under the 1989 Option Plan. The 1989 Option Plan is administered by the Compensation Committee. Under the 1989 Option Plan, options may be granted to employees, consultants and directors. Only employees may receive incentive stock options, which are intended to qualify for certain favorable tax treatment. The exercise price of incentive stock options under the 1989 Option Plan must equal the fair market value (as defined in the 1989 Option Plan) of the Common Stock on the date of grant. Options granted under the 1989 Option Plan generally vest on an annual basis over three or four years, and must be exercised within ten years. The 1989 Option Plan will terminate on the earlier to occur of July 6, 1999 or the date on which all shares available for issuance under the 1989 Option Plan shall have been issued pursuant to the exercise or cancellation of options thereunder.

     Incentive Savings Plan. The Company has in effect an Incentive Savings Plan (the "Savings Plan"), which is a tax-qualified defined contribution plan for employees meeting certain eligibility requirements. The Savings Plan permits employees to elect to contribute up to 13% of their compensation to the Savings Plan. The Company makes a matching contribution of one-third of the participant's before-tax contribution for each calendar year, up to the lesser of 6% of such participant's compensation for such calendar year, or the statutory maximum (adjusted annually). Participant's contributions, as well as the Company's matching contributions, to the Incentive Savings Plan vest immediately. Benefits are generally distributed after termination of employment in the form of a lump sum.

     Compensation Committee Interlocks And Insider Participation In Compensation Decisions

     In fiscal 1997, the Compensation Committee of the Company was comprised of William E. Freeman and Richard A. Doppelt and, commencing in April 1997, Mr. Kasen. Mr. Freeman served as Chairman of the Board of Directors until April 1997 and as Chief Executive Officer of the Company until September 1996.

     Since 1990, the Company has, from time to time, purchased merchandise from overseas suppliers through TRIWEF Corporation/Triad Sales International ("Triad"), an import/export firm which operates overseas buying offices, in which Mr. Freeman retains a beneficial interest. Mr. Freeman was an officer and director of Triad until he resigned as an officer in 1985 and as a director in 1992. Mr. Freeman performs consulting services on occasion to Triad on matters unrelated to the Company's business. The aggregate annual merchandise purchased by the Company from or through Triad amounted to $3,548,000 (representing 6.2% of total purchases) for fiscal 1996 and $3,474,400 (representing 4.8% of total purchases) for fiscal 1997. The Board of Directors (acting without Mr. Freeman) determined that the services provided by Triad are on terms at least as favorable to the Company as those which could have been obtained from unaffiliated third parties.

Employment Agreement

     The  Company has an  employment  agreement  with  Charles R.  Cumello  (the
"Cumello Agreement"), dated as of April 10, 1995, which provides for Mr. Cumello's employment as President and Chief Operating Officer at an annual base salary of $175,000 effective through December 31, 1995 and $280,000, effective as of January 1, 1996 (which amount was subsequently increased by the Board of Directors to $295,000). In addition, pursuant to the Company's Management Incentive Plan, Mr. Cumello is eligible for future annual cash bonuses in the range of 50% to 100% of his annual base salary based on the Company's performance. Furthermore, Mr. Cumello was awarded options to purchase 140,560 shares of Common Stock exercisable at $2.49 which vest in four equal annual installments commencing on April 10, 1996. In the event the Cumello Agreement is terminated other than for "cause" (as defined in the Cumello Agreement), Mr. Cumello is entitled to receive his then-in-effect base salary and any applicable bonus for the 12 calendar months following termination. In the event the Cumello Agreement is terminated for "cause," or if Mr. Cumello terminates the Cumello Agreement, Mr. Cumello shall be entitled to receive any unpaid salary (and, if terminated by Mr. Cumello, any unpaid bonus) accrued as of the date of such termination, together with reimbursements for certain expenses. The initial term of the Cumello Agreement was automatically renewed on March 31, 1996, and will automatically renew for successive one-year periods thereafter without further action on the part of the Company or Mr. Cumello unless notice of non-renewal is given by either of them to the other at least 30 days prior to the end of the then current term. Finally, the Cumello Agreement contains a covenant not to compete on the part of Mr. Cumello for a period of one calendar year commencing as of the termination of Mr. Cumello's employment.

Compensation Committee Report on Executive Compensation

     Pursuant to the rules regarding disclosures of Company policies concerning executive compensation, this report is submitted by Messrs. Doppelt, Freeman and Kasen in their capacity as the Board's Compensation Committee and addresses the Company's compensation policies for fiscal 1997 as they affected Mr. Cumello, the Chief Executive Officer ("CEO"), and the Company's other executive officers, including the Named Executive Officers.

     Overview of Executive Compensation Policy. The Company's compensation philosophy is incentive oriented, particularly for executive officers. The key elements of the Company's executive compensation program consist of salary, annual bonus and stock options. The annual bonus portion of the officers' compensation is incentive based and is directly linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. The overall objectives of this strategy are to motivate the CEO and the executive officers to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity-based plans, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

     In determining compensation, the Compensation Committee compares the executive officers' compensation to the compensation paid to persons in comparable positions at comparably sized NASDAQ traded companies in the same industry group. In addition, the Compensation Committee receives the recommendations of the CEO for the compensation to be paid the executive officers, other than the CEO and the Chairman of the Board. This process is designed to ensure consistency throughout the executive compensation program.

     Salaries. Salaries for executive officers are determined by (i) subjectively evaluating the responsibilities of the position held and the experience and performance of the individual and (ii) comparing base salaries for comparable positions at comparable companies. Mr. Cumello's base salary for fiscal 1997 was established by the Compensation Committee of the Board of Directors.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Management Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to supplement through an incentive bonus the pay for executive officers (and other key management personnel) so that overall total cash compensation (salary and bonus) is externally competitive and properly rewards Incentive Plan participants for their efforts in achieving certain specified performance goals.

     The Incentive Plan operates as follows: At the beginning of the 1997 fiscal year, the Compensation Committee reviewed the profit plan for the year and established a consolidated pre-tax earnings target for such year. The Compensation Committee also established target payout amounts for each participant in the Incentive Plan equal to a specified amount per participant, which target payout amounts may be awarded by the Compensation Committee to participants if the Company achieves the performance target for such year. The target payout amounts are based on participants' responsibilities at the Company. The Compensation Committee determined the list of plan participants and the target payout amount for each participant after discussions with the CEO. For fiscal 1997, there were 33 participants in the Incentive Plan. No amounts were paid to participants under the Incentive Plan for fiscal 1997 since the Company did not achieve the performance target.

     For fiscal 1998, the Board of Directors approved a new Management Incentive Plan. The performance target for fiscal 1998 will be based on: (i) consolidated earnings before interest and taxes; and (ii) with respect to certain participants (including the CEO), inventory turnover. Inventory turnover was selected as an additional performance criteria because the Company believes that improvements in inventory turnover are closely related to improvements in stockholders' total return.

     Stock options. Stock option grants under the 1989 Stock Option Plan are designed to align the long-term interests of the Company's executives and its stockholders and assist in the retention of executives. Stock options are granted with an exercise price equal to the market price on the date of grant. The Company generally awards options at the beginning of each year and vest such options at the rate of 25% per year beginning at the one-year anniversary of the grant. This approach is designed to create stockholder value over the long-term because the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In July 1997, the Compensation Committee recommended and the Board of Directors granted incentive stock options under the 1989 Stock Option Plan to executive officers, as well as certain other employees. The grants made to each executive officer, including the CEO, were based on each executive's level in the Company and immediate prior year's performance and total cash compensation. This approach provides for awards based on current duties and responsibilities, as well as present and potential contributions to the success of the Company. Based on this approach, Mr. Cumello was granted options to purchase 50,000 shares of Common Stock.

                                        Richard A. Doppelt
                                        William C. Freeman
                                        Stewart M. Kasen

Performance Information

     The following graph provides a comparison on a cumulative basis of the percentage change from December 13, 1996, (the date on which the Company's Common Stock first traded on the NASDAQ National Market) through June 28, 1997, in (a) the total stockholder return on the Company's Common Stock with (b) the total return on the NASDAQ Stock Market of all domestic issuers traded on the NASDAQ National Market and Small-Cap Markets ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification("SIC") Industry Group Numbers as the Company (SIC 5943 and SIC
5947) and traded on NASDAQ's National Market or Small-Cap Markets (the "Industry Index"). The Industry Index consists of the following five companies: Office Max, Inc., Staples, Inc., Party City Corporation, Office Depot, Inc. and the Company. Such percentage change has been measured by dividing: (i) the sum of
(A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on December 13, 1996 for purposes of preparing this graph.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 13, 1996 AMONG FACTORY CARD OUTLET CORP., NASDAQ COMPOSITE AND A PEER GROUP

FACTORY CARD OUTLET CORP.           PEER GROUP           NASDAQ COMPOSITE
-------------------------           ----------           ----------------
          64                            110                    112

Certain Transactions

     In October 1995, the Company made a bridge loan to Charles R. Cumello, President of the Company, in the original principal amount of $175,000, bearing interest per annum at the prime rate of Bank One, to assist with relocation expenses. The full amount of the loan was paid by Mr. Cumello in August 1996.

     The Company entered into an agreement with Mr. J. Bayard Kelly dated as of July 30, 1996 (the "Kelly Agreement") pursuant to which Mr. Kelly has agreed to serve as a consultant to the Company through March 31, 1998. Pursuant to the terms of the Kelly Agreement, Mr. Kelly served the Company as a full-time consultant until March 31, 1997, during which time he received an annual salary of $200,000 and remained eligible for an annual performance bonus of up to a maximum of $50,000. From April 1997 until March 31, 1998, pursuant to the Kelly Agreement, Mr. Kelly has agreed to perform consulting services to the Company on an "as needed" basis and receives a $100,000 fee and all Company benefits for which officers are eligible (without bonus). In addition, Mr. Kelly was granted 5,000 stock options under the Kelly Agreement for the successful transition of his position with the Company.

     In October 1996, the Company agreed to pay the interest on a bridge loan to Thomas W. Stoltz, Vice President, Finance of the Company in the original principal amount of $100,000, to assist with relocation expenses. The full amount of loan is currently outstanding and is due no later than October 25, 1997, subject to renewal at the Companys' discretion.

     Reference is made to "1. ELECTION OF DIRECTORS - Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for a discussion of the relationship between the Company and Triad.

                2. PROPOSAL TO APPROVE THE 1997 OUTSIDE DIRECTOR
                                STOCK OPTION PLAN

     Upon the recommendation of the Compensation Committee, the Board of Directors has adopted the 1997 Outiside Director Stock Option Plan (the "Plan"), subject to approval of the Plan by the stockholders.

     The purpose of the Plan is to permit a compensation package for outside directors that primarily has a value based upon the market price of the shares of Common Stock. It is believed that a compensation package of stock-based incentives will further increase the identity of interests between outside directors and the stockholders. It is also believed that such a compensation package will enhance the Company's ability to attract and retain experienced and qualified outside directors.

Summary Description of the Plan

     The following summary of the principal features of the Plan is subject to and qualified in its entirety by the full text of the Plan, a copy of which is included in this Proxy Statement as Appendix A.

     Participation. Directors eligible to participate are those directors who are not employees of the Company or its subsidiaries. Eight of the Company's nine current directors are eligible to participate.

     Administration. Administration is charged to the Compensation Committee, which has power to award stock options and to determine their amounts and terms, subject to prescribed limitations. The Compensation Committee has interpretive and other powers necessary or advisable for plan administration.

     Stock Options. The per share exercise price of any option shall be set by the Compensation Committee, but must be at least 100% of the fair market value of a share of Common Stock on the date of grant. Upon exercise of an option, the exercise price is payable in full. With the prior approval of the Compensation Committee, the exercise price may be paid in whole or part by the delivery of shares of Common Stock owned by the optionee or pursuant to a "cashless exercise" with a stockbroker. The term of an option is to be determined by the Compensation Committee at the time of grant but cannot be more than 10 years. Each award agreement relating to an option will set forth the extent to which the optionee will have the right to exercise the option following termination of service as a director.

     According to the Company's tax advisors, a director will not recognize any income upon the grant of an option but will recognize ordinary income upon its exercise. The amount of the ordinary income will equal the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price. The Company generally will receive a Federal income tax deduction in connection with an option at the same time and in the same amount as the director recognizes ordinary income. Upon a later sale of the shares, the director generally will recognize capital gain (or loss) to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the subsequent sale.

     Shares Available. The number of shares of Common Stock that may be delivered in connection with stock option exercises is 250,000, subject to adjustment. On September 29, 1997, the closing price of a share of Common Stock was $ 8 3/16.

     Adjustments. In the event of changes in the outstanding Common Stock by reason of a merger, stock split, stock dividend or certain other events, the Compensation Committee can adjust the number of shares subject to outstanding stock options, as well as the number of shares of Common Stock available for delivery.

     Amendments. The Board may amend the Plan at any time without the approval of the Company's stockholders, except that no amendment by the Board may increase the number of shares of Company available for delivery, change the minimum option exercise price or the maximum term of an option, or change the requirements relating to the composition of the Compensation Committee. In addition, no amendment may adversely affect any outstanding stock options without the consent of the director concerned.

     Nontransferability.   Unless   otherwise   provided  by  the   Compensation
Committee, awards and rights under the Plan may not be transferred other than by will, by the laws of descent and distribution, or to a designated beneficiary.

     Duration. If approved by the stockholders, the Plan will be effective as of July 25, 1997 and will have an expiration date of July 24, 2007.

Proposed Plan Benefits

     Subject to approval of the Plan by the stockholders, the following has been approved:

     Replacement Of Existing Cash Compensation. As described earlier in this Proxy Statement, if the Plan is approved by stockholders, the cash compensation to outside directors would be terminated. The table below sets forth, in the format required by the rules of the SEC, all specific grants that the Company has made, subject to stockholder approval of the Plan, or presently proposes to make if the Plan is approved by stockholders. All of the Company's directors who are not executive officers have an interest in the proposal as they are eligible to receive options under the Plan. Employee directors and employees are not eligible to receive grants under the Plan.

                                NEW PLAN BENEFITS
                     1997 Outside Director Stock Option Plan

                                       Dollar Value ($)    Number of options(2)
                                       ----------------    --------------------
All current directors who are not
executive officers as a group
(eight persons) ...................... Indeterminable(1)          160,000

--------------

(1) Dollar value will be realized only to the extent that the market value of the Common Stock on the date the option is exercised exceeds the exercise price of the option.

(2) All options become exercisable at the rate of 33 1/3% on each of July 1, 1998, November 14, 1999, and November 14, 2000 respectively.

     Future Actions. Notwithstanding the foregoing, additional grants may be made from time to time in the future and all future actions under the Plan are subject to the discretion of the Compensation Committee.

Vote Required

     Approval of the proposal requires the affirmative votes of a majority of the shares of the Common Stock represented in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1997 OUTSIDE DIRECTOR STOCK OPTION PLAN.

3. PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

General

     The Board of Directors has proposed an amendment to the Company's Restated Certificate of Incorporation which would: (i) decrease the authorized number of shares of Common Stock from 50,000,000 to 15,000,000 and the authorized number of shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company from 10,000,000 to 1,000,000; and (ii) reference provisions in the Company's Restated By-Laws governing stockholder nominations and other proposals. The adoption of the amendment would not effect any change in the Company's outstanding Common Stock.

Decrease in Authorized Common and Preferred Stock

     General. The Restated Certificate of Incorporation of the Company, as currently in effect, provides that the Company's authorized capital stock shall consist of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of September 29, 1997, of the 50,000,000 shares of Common Stock authorized, approximately 7,247,892 shares were issued and outstanding and approximately 1,150,822 shares of Common Stock were reserved for issuance under the Company's 1989 Stock Option Plan. In addition, the Company has private placement warrants outstanding which may be converted into 76,224 shares of Common Stock. Accordingly, as of September 29, 1997, an aggregate approximately 8,474,938 shares of Common Stock are issued and outstanding and/or reserved for issuance by the Company. As of September 29, 1997, of the 10,000,000 shares of Preferred Stock, none were issued and outstanding.

     The proposed amendment would decrease the number of shares of Common Stock authorized for issuance by 35,000,000 to a total of 15,000,000 shares and would decrease the number of shares of Preferred Stock authorized for issuance by 9,000,000 to a total of 1,000,000. If the amendment is authorized, the text of
Section 1 of Article FOURTH of the Company's Restated Certificate of Incorporation will be as follows:

     "The Corporation has authority to issue 15,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

     Reasons  for the  Decrease in  Authorized  Shares.  The Board of  Directors
believes that it is prudent to decrease the number of authorized shares of Common Stock and Preferred Stock to the proposed level in order to reduce the Company's liability for franchise taxes in the State of Delaware. The Board of Directors believes that the reduced number of shares of Common Stock will still provide the Company with the ability to meet its immediate future needs for stock pursuant to its employee benefit plans as well as the flexibility to effect other possible actions such as financings, corporate mergers, acquisitions of property, and for other general corporate purposes, although the Company has no present plans to enter into any such transaction.

     Financial Statements. The audited financial statements for the fiscal years ended July 28, 1997 and July 29, 1996 together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Annual Report enclosed with this Proxy Statement, are incorporated by reference in this Proxy Statement.

Reference to By-Law Provisions Governing Stockholder Nominations and Other Proposals

     The Restated Certificate of Incorporation, as currently in effect, provides that stockholders may only propose actions to be taken by the Company and nominate members of the Board of Directors upon 90 days prior written notice to the Company. The Board of Directors of the Company has amended the Restated By-Laws of the Company to provide that notice of the proposal of business and the nomination of directors by stockholders must be received by the Company, together with certain other information with respect to the person proposing business and/or the director nominees, not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting; provided, however, with respect to the Company's 1998 annual meeting of stockholders, such notice must be received by May 1, 1998. The Board of Directors believes that the advance notice provisions in the Company's Restated By-Laws will help ensure that the Company's stockholders' meetings are conducted in a fair and orderly manner and that stockholders have the benefit of adequate information regarding matters proposed for consideration and/or stockholders' nominees for director. These advance notice provisions are set forth in Section 4 of Article II of the Company's Restated By-Laws, which is included in this Proxy Statement as Appendix B and is incorporated by reference herein.

     The proposed amendment to the Company Restated Certificate of Incorporation would reference the provisions in the Company's Restated By-Laws governing stockholder nominations and other proposals. Specifically, if the amendment is authorized, the text of Section 3 of Article ELEVEN of the Company's Restated Certificate of Incorporation will be as follows:

          "Stockholders of the Corporation may only propose actions to be taken by the Corporation and nominate members of the Board of Directors in the manner provided in the Corporation's By-Laws."

Vote Required

     Approval of the proposal requires the affirmative votes of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                             4. INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the selection of KPMG Peat Marwick LLP as the independent public accountants for the Company for the 1998 fiscal year. The Audit Committee and the Board of Directors have approved selection of KPMG Peat Marwick LLP as the Company's independent public auditors. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

     KPMG Peat Marwick LLP has audited the Company's financial statements since 1989. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

     The proposal to ratify KPMG Peat Marwick LLP as the Company's auditors for fiscal 1998 requires the affirmative votes of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP BY VOTING "FOR" RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1998.

                                5. OTHER MATTERS

Notice Requirements

     Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1998 annual meeting of stockholders (in accordance with Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended) should send to the Secretary of the Company at the Company headquarters a signed notice of intent to submit the proposal at the meeting. The notice, including the text of the proposal, must be received at such offices no later than May 1, 1998 in order for the proposal to be considered for inclusion in such proxy soliciting material.

     The Company's Restated By-laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for the nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or proposal, as the case may be. For a nomination or a proposal, the notice must be furnished generally not less than 90 days nor more than 120 days before the one year anniversary of the last annual meeting of stockholders. A copy of the applicable By-law provisions may be obtained without charge upon written request to the Secretary of the Company.

Incorporation By Reference

     The Company incorporates into this Proxy Statement the audited financial statements of the fiscal years ended June 28, 1997 and June 29, 1996 together with the related Management's Discussion and Analysis of Liquidity and Capital Resources and Results of Options, which are included in the Annual Report. A copy of the Annual Report is being mailed to stockholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report will be provided by the Company without change upon request. Requests for copies of the Annual Report should be made as provided under "Other Information" below.

Other Information

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the Annual Meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

     A copy of the Company's Annual Report on Form 10-K for the year ended June 28, 1997 as filed with the Securities and Exchange Commission may be obtained without charge by sending a written request for such Report to:


                                    FACTORY CARD OUTLET CORP.
                                    745 Birginal Drive
                                    Bensenville, Illinois  60106

                                    By Order of the Board of Directors


                                    Carol A. Travis
                                    Secretary

October 13, 1997
Bensenville, Illinois

                                                                      Appendix A

                            FACTORY CARD OUTLET CORP.
                     1997 OUTSIDE DIRECTOR STOCK OPTION PLAN


I. Establishment, Objectives, and Duration

     A. Establishment of the Plan. Factory Card Outlet Corp., a Delaware corporation (the "Company"), hereby establishes its 1997 Outside Director Stock Option Plan (the "Plan").

     B. Objectives of the Plan. The objectives of the Plan are to enhance the ability of the Company to attract and retain the best-qualified outside directors, to increase the identity of interest between outside directors and the Company's stockholders, and to provide additional incentives for outside directors to maximize the long-term success of the Company's business.

     C. Duration of the Plan. The Plan shall become effective on July 25, 1997 (the "Effective Date"), subject to approval by the stockholders of the Company. Subject to the right of the Board to amend or terminate the Plan pursuant to
Article 9, Options may be granted from time to time on or after the Effective Date so long as Shares reserved for delivery under Section 4.1 remain available.

II. Definitions

     For purposes of the Plan, the following capitalized terms shall have the meanings set forth below:

     A. "Annual Meeting" means an annual meeting of the stockholders of the Company.

     B. "Board" means the Board of Directors of the Company.

     C. "Committee" means the Compensation Committee of the Board, which shall be comprised entirely of Outside Directors.

     D. "Company": see Section 1.1.

     E. "Director" means any member of the Board.

     F. "Effective Date": see Section 1.3.

     G. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     H. "Expiration Date": see Section 5.4.

     I. "Fair Market Value" means, as of any specified date:

     (i) the closing price of the Shares on the NASDAQ Stock Market's National Market, or any other national stock exchange on which the Shares are then traded, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

     (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on the NASDAQ Stock Market's National Market, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System or, if no such prices shall have been reported for such date, on the next preceding date for which such prices were so reported.

     J. "Option" means an option to purchase Shares granted under Article 5.

     K. "Option Agreement" means an agreement between the Company and an Outside Director setting forth the terms applicable to an Option. Except as otherwise provided in the Plan, the terms of an Option Agreement need not be the same for each Outside Director, nor for each grant, and may reflect distinctions based on the reasons for termination of Service.

     L. "Option Price" means the price at which a Share may be purchased under an Option.

     M. "Outside Director" means a Director who is not an employee of the Company or a Subsidiary as of the date of any grant of an Option to such Director pursuant to Article 5.

     N. "Service" means an Outside Director's service on the Board or any Board committee.

     O. "Shares" means shares of common stock, par value $.01 per share, of the Company.

     P. "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns securities representing a majority of the aggregate voting power.

III. Administration

     A. General. The Plan shall be administered by the Committee. Except as may be limited by law, the articles of incorporation or bylaws of the Company, or the Plan, the Committee shall have full power and discretion to determine the amounts and terms of Options; to determine the terms of any Option Agreement; to construe and interpret the Plan and any Option Agreement; to determine all questions (including factual questions) arising thereunder; to establish, amend, or waive rules for the Plan's administration; to make all other determinations which may be necessary or advisable for the administration of the Plan; and (subject to Section 9.3) to amend the terms of any outstanding Option. To the extent permitted by law, the Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     B. Decisions Binding. All determinations and decisions made by the Committee under the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Outside Directors, and their respective estates and beneficiaries. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's willful misconduct.

IV. Shares Subject to the Plan

     A.  Shares  Available  for  Grants.  Subject to  adjustment  as provided in
Section 4.2, the number of Shares reserved for delivery under the Plan is 250,000. If any Shares subject to any Option are forfeited or such Option otherwise terminates without the delivery of such Shares, the Shares subject to such Option, to the extent of any such forfeiture or termination, shall again be available for the delivery under the Plan. Shares delivered pursuant the Plan may be treasury stock or newly-issued Shares.

     B. Adjustments in Authorized Shares. In the event of any change in corporate capitalization (such as a stock split, reverse stock split, stock dividend, spin-off, or other distribution of stock or property of the Company), or any merger, consolidation, separation, reorganization (whether or not tax-free) or any partial or complete liquidation of the Company, the Committee may make such adjustments in the aggregate number of shares then remaining available under the Plan, the number and class of Shares which may be delivered under Section 4.1 and the exercise price and vesting schedule of outstanding Options as it may determine in its discretion to be appropriate. If a fraction of a share would otherwise result from any adjustment pursuant to this Section 4.2, the adjusted share amount shall be reduced to the next lower whole number.

V. Options

     A. Award of Options. Subject to the terms of the Plan, Options may be awarded to Outside Directors in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion.

     B. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Price, the Expiration Date of the Option, the number of Shares subject to the Option, and such other provisions as the Committee may determine.

     C. Option Price. The Option Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

     D. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (the "Expiration Date"), but in no event after the tenth anniversary of the date of such grant.

     E. Exercise of Options. Each Option shall be exercisable at such times prior to the Expiration Date and be subject to such restrictions and conditions as the Committee shall determine in its discretion, including without limitation restrictions on the Shares acquired pursuant to the exercise of such Option.

     F. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon the exercise of any Option, the exercise price shall be payable by any one or combination of the following means:

          (i) cash or its equivalent,

          (ii) with the prior approval of the Committee, delivery of Shares already owned by the Outside Director and valued at the Fair Market Value thereof at the time of exercise,

          (iii) with the prior approval of the Committee, a cashless exercise through a broker-dealer approved for this purpose by the Company.

     G. Termination of Service. Each Award Agreement shall set forth the extent to which the Outside Director shall have the right to exercise an Option after termination of Service, but in no event shall any Option be exercised after its Expiration Date.

     H. Nontransferability of Options. Except as may otherwise be specified by the Committee in its discretion, no Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a beneficiary designation in accordance with Article 6.

VI. Beneficiary Designation

     Unless the Committee in its discretion determines otherwise, each Outside Director may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Outside Director's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by such Outside Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Outside Director in writing with the Company during the Outside Director's lifetime. In the absence of any such designation, benefits remaining unpaid at the Outside Director's death shall be paid to his or her estate.

VII. Tax Withholding

     Any taxes imposed on a holder of an Option upon exercise of an Option shall be paid by such holder. If any federal, state, and local tax withholding may from time to time be required in respect of the grant, vesting or exercise of any Option (any such event, "Taxability Event"), the Company shall have the authority to withhold, or require an Outside Director to remit to the Company, an amount sufficient to satisfy such tax withholding. The Company may defer the delivery of Shares in connection with a Taxability Event until such withholding requirements have been satisfied. The Committee may, in its discretion, permit an Outside Director to elect, subject to such conditions as the Committee may require, to have the Company withhold Shares otherwise deliverable pursuant to the Plan and having a Fair Market Value sufficient to satisfy all or part of any Outside Director's estimated total federal, state, and local tax obligation associated with a Taxability Event.

VIII. Rights of Directors

     No Director or other person shall have any right to be granted an Option under the Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company's stockholders to terminate any Outside Director's Service at any time, nor confer upon any Outside Director any right to continue in Service. The holder of an Option shall not by reason of any Option have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option until such shares have been delivered to such holder.

IX. Amendment, Modifications, and Termination

     A. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that no such amendment shall increase the number of Shares available for delivery under the Plan (other than as contemplated by Section 4.2 hereof), change the minimum Option Price or maximum term of an option, or change the requirements relating to the composition of the Committee.

     B. Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. In connection with any unusual or nonrecurring events (including, without limitation, the events described in Section 4.2) affecting the Company or of changes in applicable laws, regulations, or accounting principles, the Committee may in its discretion adjust:

          (i) the terms of Options (including without limitation the number, class and/or price of Shares subject to, or to be distributed in connection with, outstanding Options) and

          (ii) the criteria specified in the Option Agreements related to outstanding Options, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

     C. Options Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any previously granted Option, without the written consent of the Outside Director holding such Option.

X. Nonalienability.

     Except as may otherwise be specified by the Committee in its discretion, no Option shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Outside Director or the Outside Director's beneficiary, other than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a beneficiary designation in accordance with Article 6.

XI. Successors

     All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. The Company and such successor shall be jointly and severally liable for all of the Company's obligations under the Plan.

XII. Legal Construction

     A. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     B. Articles and Sections. Except where otherwise indicated by the context, any reference to an "Article" or "Section" shall be to an Article or Section of this Plan.

     C. Severability. If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     D. Legal Compliance. If the Company determines that the exercise or delivery of benefits pursuant to, any Option would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are then listed any of the Company's equity securities, then the Company may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date. If the Company deems necessary to comply with any applicable securities law, the Company may require a written investment intent representation by an Outside Director and may require that a restrictive legend be affixed to certificates for Shares delivered pursuant to the Plan.

     E. Exercise after Death. If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Outside Director or by the guardian or legal representative of an Outside Director, the Company shall be under no obligation to issue stock thereunder unless and until it is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the optionee or of the deceased optionee's estate or the proper legatees or distributees of such estate.

     F. Governing Law. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     G. Termination. The Plan shall terminate on July 24, 2007, unless sooner terminated by the Board. Any termination of the Plan shall not affect any Option then outstanding.

         Executed this 25th day of July, 1997.


                                        FACTORY CARD OUTLET CORP.


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                                                      Appendix B

                 SECTION 4 OF ARTICLE II OF THE RESTATED BY-LAWS


     Section 4. NOTICE OF MEETINGS, STOCKHOLDER PROPOSALS AND NOMINATIONS. (a) Except as otherwise provided by law, and subject to the provisions set forth in subsections (b) and (c) hereof, written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, a brief statement of the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of every meeting of stockholders either personally or by mail, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of Delaware law, the certificate of incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether it be before or after the time stated therein, shall be deemed equivalent to the giving of such notice. It shall not be requisite to the validity of any meeting of stockholders that notice thereof, whether prescribed by law, by the certificate of incorporation or by these By-Laws, shall have been given to any stockholder who attends in person or by proxy, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. No notice other than by verbal announcement need be given of any adjourned meetings of stockholders unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting.

     (b) At an annual meeting of the stockholders, commencing with the annual meeting held in 1998, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of record of the corporation who complies with the notice procedures set forth in this subsection (b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders; provided, however, that with respect to the annual meeting of stockholders of the corporation held in 1998, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation by May 1, 1998. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the number of shares of common stock of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this subsection
(b). The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this subsection (b), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (c) Nominations of persons for election to the Board may be made at any meeting of stockholders occurring after the annual meeting of stockholders held in 1997 (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this subsection (c). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders; provided, however, that with respect to the annual meeting of stockholders of the corporation held in 1998, a stockholder's notice must be delivered to or mailed and received at the principal executive officers of the corporation by May 1, 1998. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, the name and address, as they appear on the corporation's books, of such stockholder and the number of shares of common stock of the corporation which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

PROXY

                            FACTORY CARD OUTLET CORP.
            1997 ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 14, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stewart M. Kasen and Charles R. Cumello or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 1997 Annual Meeting of Stockholders of Factory Card Outlet Corp. (the "Company"), to be held at 10:00 a.m., local time, on Friday, November 14, 1997, at the Hyatt Regency O'Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)  To elect the following nine (9) directors:

     Stewart M. Kasen, Charles R. Cumello, J. Bayard Kelly, Michael I. Barach, Robert C. Blattberg, Bart A. Brown, Jr., Richard A. Doppelt, William E. Freeman and James L. Nouss, Jr.

     [ ] FOR all nominees listed above (except as marked to the contrary below).

     [  ] Withhold authority to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.


________________________________________________________________________________

(2)  To approve the 1997 Outside Stock Option Plan.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

(3)  To  approve  an  amendment  to  the  Company's   Restated   Certificate  of
     Incorporation to: (i) decrease the authorized number of shares of Common Stock and Preferred Stock in order to reduce the franchise tax currently assessed on the Company by the State of Delaware; and (ii) reference provisions in the Company's Restated By-Laws governing stockholder nominations and other proposals.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

(4) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

(5) In their discretion, upon the transaction of such other business as may properly come before the meeting.

     All of the above as set forth in the Proxy Statement, dated October 6, 1997.

     The shares represented by this proxy will be voted on Items 1, 2, 3 and 4 as directed by the stockholder, but if no discretion is indicated, will be voted FOR Items 1, 2, 3 and 4.

     If you plan to attend the meeting please indicate below:

     I plan to attend the meeting [ ].

                                       Dated:_____________________________, 1997

                                       _________________________________________

                                       _________________________________________
                                                    (Signature(s))

                                      Please  sign  exactly as name(s)  appear
                                      hereon.   When   signing  as   attorney,
                                      executor,   administrator,   trustee  or
                                      guardian, please give full title as such.

                                      Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.